UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): April 7, 2005

The Bluebook International Holding Company
(Exact name of registrant as specified in its charter)

Delaware	000-31008	98-0215787
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

21098 Bake Parkway, Suite 100, Lake Forest, CA 92630-2163
(Address of principal executive offices) (Zip Code)

Registrant’s telephone number, including area code: (949) 470-9534

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 4.02 Non-Reliance on Previously Issued Financial Statements or a Related Audit Report or Completed Interim Review.

On April 7, 2005, the management of The Bluebook International Holding Company (the “Company”) concluded that its previously issued financial statements as of and for (i) the years ended December 31, 2002 and December 31, 2003, (ii) the three months ended March 31, 2003, June 30, 2003 and September 30, 2003, and (iii) the three months ended March 31, 2004, June 30, 2004 and September 30, 2004, should no longer be relied upon due to required restatements of capitalized software development costs in those financial statements, as described below.

During the preparation of its financial statements for the year ended December 31, 2004, the Company reviewed its capitalized software development costs related to its new products that were capitalized during 2001 to 2004. The Company determined that some of these costs previously capitalized did not meet the requirements for capitalization as they were incurred before the software product had reached technological feasibility as required by Generally Accepted Accounting Principles.

Accordingly, the Company will restate its financial statements for the years ended December 31, 2002 and December 31, 2003 and for the first three quarters of 2003 and 2004 by filing amendments on Form 10-KSB/A to its Form 10-KSB for the year ended December 31, 2003 and by filing amendments on Form 10-QSB/A to its Form 10-QSB for the periods ended March 31, 2003, June 30, 2003, September 30, 2003, March 31, 2004, June 30, 2004 and September 30, 2004.

The Board of Directors of the Company and certain authorized officers have discussed the matters described above with Weinberg & Company, P.A., its independent accountants.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Dated: April 13, 2005
THE BLUEBOOK INTERNATIONAL HOLDING COMPANY

	By:	/s/ Mark A. Josipovich
Mark A. Josipovich
Chief Executive Officer